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                                                                   EXHIBIT 10.56



                                 PROMISSORY NOTE

$7,000,000                                                         June 27, 2002
                                                             ANAHEIM, CALIFORNIA


        FOR VALUE RECEIVED, MTI TECHNOLOGY CORPORATION, a Delaware corporation ("COMPANY"), hereby promises to pay to the order of THE CANOPY GROUP, INC. ("LENDER") the principal sum of Seven Million and no/100 Dollars ($7,000,000.00), or such other greater or lesser amount as may be outstanding, together with accrued interest thereon as provided below, on or before the Maturity Date (as that term is defined in Section 1 below) at the offices of Lender, or at such other address as Lender may specify in writing. This Note is issued in connection with that certain Loan Agreement by and between Company and Lender dated as of an even date herewith (the "Loan Agreement")

        1. "Maturity Date" shall mean June 30, 2003 for all advances on this Note.

        2. Interest shall accrue on the unpaid principal amount of this Note at the rate of nine percent (9%) per annum, computed on the basis of the actual number of days elapsed and a year of 365 days and shall be payable to Lender within three days of the end of each calendar quarter; provided, however, that in the event of an Event of Default pursuant to Section 8, below, interest shall accrue at a rate of twelve percent (12%) per annum or, if such rate is prohibited by applicable law, the highest interest rate permitted by applicable law.

        3. Company's obligations under this Note are secured by the collateral described in that certain Security Agreement between Company and Lender dated as of the date hereof (the "Security Agreement" and, together with this Note and the Loan Agreement the "Loan Documents"). A UCC Financing Statement will be filed to perfect the security interest granted therein.

        4. Company may prepay this Note at any time, in whole or in part. Acceptance by Lender of any partial payment shall not be deemed to constitute a waiver by Lender to require prompt payment of the Note on the Maturity Date, or as otherwise provided herein. Any partial payment will be applied (a) first, to the payment of accrued interest, and (b) second, to the extent that the amount of such prepayment exceeds the amount of all such accrued interest, to the payment of principal.

        5. This Note evidences a revolving line of credit. Advances on the revolving line of credit may be requested by the authorized agents as provided in the Loan Agreement. Lender may, but need not, require that all oral requests be confirmed in writing. Upon the Company's request for an advance pursuant to the conditions set forth in the Loan Agreement, Lender shall deliver such requested amount to


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               Borrower. The Company agrees to be liable for all sums advanced in accordance with the instructions of its officers or authorized persons. The unpaid principal balance owing on this Note at any time may be evidenced by Lender's records for the Loans, endorsements on this Note, or by a Schedule attached to this Note. Notwithstanding anything to contrary contained in this Note, in no event shall Lender be obligated to advance and have outstanding at any one time more than a total amount of principal exceeding $7,000,000. Notwithstanding anything to the contrary contained in this Note or the Loan Agreement, Lender has no obligation to make advances under this Note if the Company is in default under any of the Loan Documents.

        6. In the event of any action to enforce payment of this Note, in addition to all other relief, the prevailing party in such action shall be entitled to reasonable attorneys' fees and expenses.

        7. Company hereby waives presentment, protest and demand, notice of protest, demand, nonpayment or dishonor.

        8. The occurrence of any of the following conditions shall constitute an event of default ("Event of Default") under this
               Note:

                      a. Default in Payment. If Company fails to make any
               payment due and payable within ten (10) days of the due date under the terms of the Loan Documents.

                      b. Loan Documents. If Company shall be in material default as provided in the Loan Agreement.

                      c. Bankruptcy. If a petition in bankruptcy is filed
               against Company, and such petition is not dismissed within sixty
               (60) days of filing, a petition in bankruptcy is filed by Company or a receiver, trustee or custodian of any part of the Collateral is appointed; or if Company files a petition for reorganization under any of the provisions of the Bankruptcy Act or any law, State or Federal, or makes an assignment for the benefit of creditors or is adjudged insolvent by any State or Federal Court of competent jurisdiction.

               In the event of an Event of Default under this Section 8, Lender shall, in addition to any other remedies allowed by law, by written notice to Company, be entitled to accelerate all unpaid principal and interest under this Note and to exercise all remedies provided in the Loan Agreement and/or available at law and in equity. Waiver of any Event of Default will not constitute a waiver of any other or subsequent Event of Default.

        9. This Note is to be governed by and construed in accordance with the laws of the State of Utah.

        10. As of the date of this Note, Company hereby represents and warrants to Lender that Company is a corporation duly organized, validly existing and in good


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               standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business and to issue this Note and the Security Agreement.

        11. Company shall pay to Lender the reasonably attorneys' fees and costs incurred by Lender in connection to the issuance of this Note and the Security Agreement and the advancement of funds hereunder.

        IN WITNESS WHEREOF, this Note is hereby executed as of the date first set forth above:

                                        MTI TECHNOLOGY CORPORATION


                                        By: /s/ Mark A. Franzen
                                            ---------------------------------
                                        Name: Mark A. Franzen
                                              -------------------------------
                                        Title: Chief Financial Officer
                                               ------------------------------


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